Exhibit 10.28

December 3, 2002

Mr. Armando M. Codina

Chairman

Codina Group, Inc.

355 Alhambra Circle, Suite 900

Coral Gables, FL 33134

Dear Armando:

This will confirm the following agreement relating to the deferral of, and payment of, your directors’ fees in 2003:

1.                                       All directors’ fees and retainers (“Fees”)  payable to you in connection with your service on the boards of directors (including committees of such boards) of AMR Corporation and American Airlines, Inc. for the period  January 1, 2003, through December 31, 2003, will be deferred and paid to you in accordance with this letter agreement.

2.                                       Fees will be converted to Stock Equivalent Units in accordance with the Directors’ Stock Equivalent Purchase Plan, a copy of which is attached hereto as Exhibit A (the “Plan”).

3.                                       On or before January 31, 2013, all the Stock Equivalent Units will be converted to cash and paid to you by multiplying the number of Stock Equivalent Units as of December 31, 2012, by the arithmetic mean of the high and low of AMR stock (“fair market value”) during December 2012.

4.                                       AMR’s obligation to make payments pursuant to paragraph 3 hereof will not be released or modified by reason of your death.  In such event, the number of Stock Equivalent Units as of your date of death will be multiplied by the fair market value of AMR stock during the calendar month immediately preceding your death, and the amount paid to Margarita Codina.

5.                                       Paragraph 3 of the deferral letter dated January 22, 2001, is amended by deleting the reference to “2010” and inserting “2011” and by deleting the references to “2009” and inserting “2010”.

6.                                   Paragraph 3 of the deferral letter dated December 18, 2001, is amended by deleting the reference to “2010” and inserting “2012” and by deleting references to “2009” and inserting “2011”.

7.                                       Paragraph 3 of the deferral letter dated January 30, 1995, is amended deleting the reference to “2003” and inserting “2006”.

If the foregoing is satisfactory to you, please indicate by signing one of the originals (two are enclosed) and returning it to me.

Very truly yours,

Charles D. MarLett
Corporate Secretary

Accepted and agreed:

/s/ Armando M. Codina
Armando M. Codina

12/13/02
Date